EXHIBIT 3.89.1

ARTICLES OF INCORPORATION

OF

KNIGHT MINE DEVELOPMENT CO.

I. The undersigned agree to become a corporation by the name of Knight Mine Development Co.

II. The address of the principal office of said corporation will be located at P.O. Box 497, in the city, town or village of Sylvester, County of Boone, State of West Virginia, ZIP 25193.

III. The purpose or purposes for which corporation is formed are as follows: (See Schedule A Attached hereto).

IV. Provisions granting preemptive rights are: None.

V. Provisions for the regulation of the internal affairs of the corporation are: As contained in the By-Laws of the corporation.

VI. The amount of the total authorized capital stock of said corporation shall be Ten Thousand dollars, which shall be dividend into 100 shares of the par value of One Hundred (100.00) dollars each.

VII. The full names and addresses of the incorporator(s), including street and street numbers, if any, and the city, town or village, including ZIP number, the number of shares subscribed for by each are as follows:

NAME	ADDRESS	NO. OF SHARES (Optional)
Donald A. Lambert	2913 Kanawha Avenue, S.E. Charleston, West Virginia	—

VIII. The existence of this corporation is to be perpetual.

IX. The name and address of the appointed person to whom notice or process may be sent: SECRETARY OF STATE OF THE STATE OF WEST VIRGINIA.

X. The number of directors constituting the initial board of directors of the corporation is Three, and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify:

NAME	ADDRESS
W. Douglas Blackburn, Jr.	P.O. Box 497, Sylvester, West Virginia 25193
E. Morgan Massey	P.O. Box 26765, Richmond, Virginia 23261
Paul S. Barbery	P.O. Box 26765, Richmond, Virginia 23261

I/WE, the undersigned, for the purpose of forming a corporation under the laws of the State of West Virginia, do make and file this Articles of Incorporation, and I/we have accordingly hereunto set our respective hands this 23rd day of July, 1981.

Schedule A

III. Purposes for which Knight Mine Development Co., a corporation is formed are:

1.	To acquire, hold, buy, sell, assign Deeds or Leases of natural resources and commodities and to mine, extract, produce, quarry, or otherwise take possession of coal, clay, stone, ore and minerals of every kind and description, and to buy sell, trade, exchange, or deal in and to act as agent, broker, factor, distributor or other representative entity in production, processing, purchase, sale, exchange of coal and all other products, natural resources or commodities.

2.	To enter contracts with other business entities or individuals for the performance of any and all permissible commercial activities herein set forth or allowed under the laws of the State of West Virginia, the United Stated of America or elsewhere.

3.	To acquire by purchase, subscription or otherwise, and to hold, sell, lease and dispose of real estate, personal property, stocks, bonds, securities and other evidences of debt and obligation; to become surety or guarantor for corporations and individuals on obligations not held by this corporation; to lend money to such corporations and individuals and to do any and all other acts or things for the preservation, protection, and improvement or enhancement of the value if any such real estate, personal property, stocks, bonds, securities or other properties, or which are designed for such purposes.

4.	To borrow money and to execute notes, bonds and other evidences of indebtedness therefor, and to pledge, assign, convey and encumber the corporate properties and assets for the security thereof.

5.	To exercise the enumerated powers, and all others necessary, needful, incident or pertaining thereto, at any place either within or without the State of West Virginia, wherever the same may be lawfully carried on.

ARTICLES OF AMENDMENT OF INCORPORATION OF

KNIGHT MINE DEVELOPMENT CO.

Knight Mine Development Co., pursuant to authority granted to it to change its corporate name by West Virginia Code Section 31-1-106, adopts the following Articles of Amendment of Incorporation,

FILED IN DUPLICATE:

1. The name of the Corporation is Knight Mine Development Co.

2. The adopted Amendment of Incorporation changes the name of the corporation to Independence Coal Company, Inc.

3. The shareholder adopted the Amendment on September 17, 1991.

4. 10 shares of stock of the Corporation are issued and outstanding.

5. All 10 shares were voted for the Amendment.

THE UNDERSIGNED, for the purpose of adopting Articles of Amendment of Incorporation under the laws of the State of West Virginia, do make and file these Articles of Amendment of Incorporation, and we have accordingly hereto set our hands this 17th day of September, 1991.

/s/ Eugene Kitts
Eugene Kitts, President

/s/ Wm. Blair Massey
Wm. Blair Massey, Secretary